Exhibit 3.1

THIRD AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

EXCO RESOURCES, INC.

ARTICLE I

EXCO Resources, Inc. (the “Corporation”), pursuant to Article 4.07 of the Texas Business Corporation Act (the “TBCA”), hereby adopts amended and restated articles of incorporation that accurately copy the articles of incorporation and all amendments thereto that are in effect to date and as further amended by such amended and restated articles of incorporation as hereinafter set forth and contain no other change in any provision thereof.

ARTICLE II

The name of the Corporation is EXCO Resources, Inc.

ARTICLE III

The Restated Articles of Incorporation of the Corporation and all amendments thereto are hereby amended by these Articles of Incorporation as follows:  (i) current Articles One, Two, Three, Four, Five, Six, Seven, Eight, Nine, Ten, Eleven, Twelve, Thirteen and Fourteen are amended in their entirety to read as set forth in Articles I, II, III, IV, V, VI, VII, VIII, IX, X, XI, XII, XIII and XIV below; and (ii) new Articles XV, XVI and XVII are added to read as set forth below.

ARTICLE IV

Each such amendment made by these Articles of Incorporation has been effected in conformity with the provisions of the TBCA and the Corporation’s constituent documents and each amendment effected hereby was duly adopted by the shareholders of the Corporation effective as of February 4, 2006.

ARTICLE V

The Restated Articles of Incorporation of the Corporation and all amendments thereto are hereby superceded by the following Articles of Incorporation, which accurately copy the entire text thereof as amended and set forth above:

THIRD AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

EXCO RESOURCES, INC.

As Amended and Restated

Effective on

February 6, 2006

ARTICLE I

NAME

The name of the Corporation is EXCO Resources, Inc.

ARTICLE II

DURATION

The period of the Corporation’s duration is perpetual.

ARTICLE III

PURPOSE

The purpose for which the Corporation is organized is to conduct any and all lawful business for which a corporation may be organized under the Texas Business Corporation Act, as it may be amended from time to time (the “TBCA”), or any successor law, including the Texas Business Organizations Code, that replaces the TBCA.

ARTICLE IV

CAPITALIZATION

The aggregate number of shares of capital stock that the Corporation will have authority to issue is 260,000,000 shares, which shall consist of 250,000,000 shares of Common Stock, par value $0.001 per share (the “Common Stock”), and 10,000,000 shares of preferred stock, par value $0.001 per share (“Preferred Stock”).

Authority is hereby expressly vested in the Board of Directors of the Corporation, subject to any limitations prescribed by the TBCA, to establish one or more series of shares of Preferred Stock from time to time by adoption of a resolution or resolutions setting forth the designation of the series and fixing and determining the designations, preferences, limitations, and relative rights, including voting rights, of the shares of any such series to the same extent that such designations, preferences, limitations, and relative rights could be stated if fully set forth in these Articles of Incorporation.

The Board of Directors of the Corporation may increase or decrease the number of shares within each established series of the Preferred Stock through the adoption of a resolution fixing and determining the new number of shares of each series in which the number of shares is increased or decreased; provided, however, that the Board of Directors of the Corporation may not decrease the number of shares within a series to less than the number of shares within such series that are then issued.  In case the number of shares of a series of Preferred Stock shall be so decreased, the shares by which the series is decreased shall resume the status of authorized but unissued shares of the class of shares from which the series was established.

ARTICLE V

NON-CUMULATIVE VOTING

Cumulative voting is expressly prohibited.

ARTICLE VI

DENIAL OF PREEMPTIVE RIGHTS

The statutory right of any shareholder of the Corporation to exercise preemptive rights to acquire additional, unissued or treasury shares of the Corporation or securities of the Corporation convertible into or carrying a right to subscribe to or acquire shares of the Corporation is hereby denied.

ARTICLE VII

REGISTERED OFFICE

The street address of the Corporation’s registered office is as follows:

350 N. St. Paul, Suite 2900
Dallas, Texas 75201

ARTICLE VIII
REGISTERED AGENT

The name of the Corporation’s registered agent at the Corporation’s registered office is CT Corporation System.

ARTICLE IX
DIRECTORS

The names and addresses of the current directors of the Corporation are as follows:

Name	Address

Douglas H. Miller	12377 Merit Drive, Suite 1700
Dallas, TX 75251

Stephen F. Smith	12377 Merit Drive, Suite 1700
Dallas, TX 75251

Jeffrey D. Benjamin	12377 Merit Drive, Suite 1700
Dallas, TX 75251

Earl E. Ellis	12377 Merit Drive, Suite 1700
Dallas, TX 75251

Robert H. Niehaus	12377 Merit Drive, Suite 1700
Dallas, TX 75251

Boone Pickens	8117 Preston Road, Suite 260 West
Dallas, TX 75225

Robert L. Stillwell	8117 Preston Road, Suite 260 West
Dallas, TX 75225

ARTICLE X
BYLAWS

The power to amend or repeal the Bylaws or to adopt new Bylaws shall be vested in either the shareholders or the Board of Directors of the Corporation, subject to the shareholders providing in amending, repealing or adopting a particular Bylaw that it may not be amended or repealed by the Board of Directors of the Corporation.

ARTICLE XI
ELECTION OF DIRECTORS

12.1 Number of Directors. The number of the Directors of the Corporation shall be fixed from time to time by or pursuant to the Bylaws of the Corporation.

12.2 Shareholder Nomination of Director Candidates and Introduction of Business. Advance notice of shareholder nominations for the election of Directors and advance notice of business to be brought by shareholders before an annual meeting shall be given in the manner provided in the Bylaws of the Corporation.

12.3 Decrease in Number of Directors. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of an incumbent Director.

12.4 No Requirement of Written Ballot. The election of the Directors may be conducted in any form adopted by the Board of Directors, and need not be by written ballot. In the event, however, that a majority of the shareholders vote to require written ballots, written ballots shall be used.

ARTICLE XII
SPECIAL MEETINGS OF SHAREHOLDERS

Special meetings of the shareholders, unless otherwise prescribed by statute, may be called by the Chairman of the Board of Directors of the Corporation and shall be called by the Secretary of the Corporation upon the written request, stating the purpose or purposes therefore, of either (i) not less than a majority of the whole Board of Directors of the Corporation or (ii) the holder or holders of shares having not less than 25% of the voting power at a meeting at which the holders of all shares entitled to vote on the action or actions, as set forth in the proposed purpose or purposes of the meeting, were present and voted. Business conducted at any special meeting shall be confined to the purpose or purposes described in the notice thereof.

ARTICLE XIII
INDEMNIFICATION

Each person who is or was a Director or officer of the Corporation, or while a Director or officer of the Corporation is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation, employee benefit plan, other enterprise or other entity, shall be indemnified by the Corporation to the fullest extent that a corporation is required or permitted to grant indemnification to such person under the TBCA and the Texas Miscellaneous Corporation Laws Act, as the same exist or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) or any other applicable laws as presently or hereafter in effect. The right to indemnification under this Article XIII shall extend to the heirs, executors, administrators and estate of any such Director or officer. The right to indemnification provided in this Article XIII (a) will not be exclusive of any other rights to which any person seeking indemnification may otherwise be entitled, including without limitation, pursuant to any bylaw, agreement, vote of shareholders or disinterested Directors, or otherwise, both as to action in their official capacities and as to action in another capacity while holding such office; and (b) will be applicable to matters otherwise within its scope whether or not such matters arose or arise before or after the adoption of this Article XIII. Without limiting the generality or the effect of the foregoing, the Corporation may adopt bylaws or enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Article XIII to the extent provided by applicable laws. Any amendment or repeal of this Article XIII shall not adversely affect any right or protection existing hereunder immediately prior to such amendment or repeal.

ARTICLE XIV
NO MONETARY LIABILITY OF DIRECTORS TO SHAREHOLDERS

To the fullest extent permitted by the TBCA and the Texas Miscellaneous Corporation Laws Act, as the same may be amended from time to time, or any other applicable laws presently or hereafter in effect, no Director of the Corporation shall be personally liable to the Corporation or its shareholders for or with respect to any acts or omissions in the performance of his or her duties as a Director of the Corporation. If the TBCA or the Texas Miscellaneous Corporation Laws Act is hereafter amended to authorize further elimination of the liability of a corporation’s directors for or with respect to any acts or omissions in the performance of their duties as directors of a corporation, then a Director of the Corporation shall not be liable for any such acts or omissions to the fullest extent permitted by the TBCA and the Texas Miscellaneous Corporation Laws Act, as so amended. Any repeal or modification of this Article XIV shall not adversely affect any right or protection of a Director of the Corporation existing immediately prior to such repeal or modification.

ARTICLE XV
BUSINESS COMBINATION LAW

Pursuant to Article 13.04 of the TBCA, the Corporation expressly elects not to be governed by Article 13 of the TBCA (the Business Combination Law).

ARTICLE XVI

AMENDMENT

The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in these Articles of Incorporation, and any other provisions authorized by the laws of the State of Texas at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by applicable law, and all rights, preferences and privileges of whatsoever nature conferred upon shareholders, Directors or any other persons whomsoever by and pursuant to these Articles of Incorporation in their present form or as hereafter amended are granted subject to the right reserved in this Article XVI; provided, however, that any amendment or repeal of Article XIII or Article XIV of these Articles of Incorporation shall not adversely affect any right or protection existing hereunder immediately prior to such amendment or repeal.

ARTICLE XVII
SHAREHOLDER ACTION BY WRITTEN CONSENT

Any action required by the TBCA, as amended, to be taken at any annual or special meeting of shareholders, or any action that may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

IN WITNESS WHEREOF, and in accordance with Article 4.07 of the TBCA, the undersigned has executed these Articles of Incorporation as of February 6, 2006.

By:	/s/ Douglas H. Miller
Douglas H. Miller
Chairman and Chief Executive
Officer